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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 31, 2003


                           Burlington Industries, Inc.
--------------------------------------------------------------------------------
                           (Exact Name of Registrant)

        Delaware                      1-10984                  56-1584586
        --------                      -------                  ----------
(State of Incorporation)     (Commission File Number)     (IRS Employer ID No.)


                            3330 West Friendly Avenue
                        Greensboro, North Carolina 27410
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                    (Address of Principal Executive Offices)


                   Registrant's telephone number: 336-379-2000

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ITEM 5.  Other Events.

         On July 31, 2003, Burlington submitted the previously disclosed agreement with W.L. Ross & Co. LLC ("WLR") to the Bankruptcy Court for approval. The WLR agreement was approved in all respects, except for the $6.08 million breakup fee payable to WLR upon termination in certain circumstances and WLR's ability to reduce its purchase price at closing by the amount of the termination fee. As a result, the gross purchase price under the WLR agreement is $614.0 million.

         Following Bankruptcy Court approval, Burlington filed an amended plan of reorganization with the Bankruptcy Court to effectuate the transactions contemplated by the WLR agreement. The full details of the transaction are set forth in the previously filed WLR agreement, as amended by the Bankruptcy Court's order, and the amended plan of reorganization, which is filed as Exhibit
99.1 and incorporated herein by reference.

         Completion of the transaction is subject to creditor and Bankruptcy Court approval and other conditions, including the pre-merger notification requirements of U.S. law. As a result, there is no assurance that it will be completed.

         This Form 8-K contains statements that are forward-looking statements within the meaning of applicable federal securities laws and are based upon Burlington's current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, among other things, global economic activity and the implications thereon of the attack on September 11 and the U.S. government's response thereto and the resolution of the armed conflict with Iraq, the success of the company's overall business strategy including successful implementation of the company's restructuring plan and the company's development of a global sourcing structure, the demand for textile products, the cost and availability of raw materials and labor, governmental legislation and regulatory changes, and the long-term implications of regional trade blocs and the effect of quota phase-out and lowering of tariffs under the WTO trade regime, the impact that the company's Chapter 11 proceeding has had or may have on the company's relationships with its principal customers and suppliers, the approval of its plan or reorganization and the resulting change in ownership and management of Burlington, the company's ongoing ability to finance its operations and restructuring activities, the cost of future capital sources, and the exposure to interest rate and currency fluctuations, the company's ability to utilize tax loss carryforwards and retain tax refunds received or to be received, and other factors identified in Burlington's filings with the Securities and Exchange Commission.

ITEM 7.  Financial Statements and Exhibits.

        See attached exhibit index.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      BURLINGTON INDUSTRIES, INC.



                                      By: /s/ John D. Englar
                                         ---------------------------------------
                                         Name:  John D. Englar
                                         Title: Senior Vice President, Corporate
                                                Development and Law

Dated: August 5, 2003

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                                INDEX TO EXHIBITS

Number    Exhibit
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 99.1     First Amended Joint Plan of Reorganization of Burlington Industries,
          Inc. and its Debtor Subsidiaries.